     As filed with the Securities and Exchange Commission on October 27, 1997
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                              HERCULES INCORPORATED
                             A DELAWARE CORPORATION
                  I.R.S. EMPLOYER IDENTIFICATION NO. 51-0023450
                                 HERCULES PLAZA
                            1313 NORTH MARKET STREET
                         WILMINGTON, DELAWARE 19894-0001
                             TELEPHONE: 302-594-5000

                                 --------------

           HERCULES INCORPORATED EMPLOYEE STOCK OPTION ADVANTAGE PLAN

                                 --------------

                                 ISRAEL J. FLOYD
                                    Secretary
                              HERCULES INCORPORATED
                                 HERCULES PLAZA
                            1313 NORTH MARKET STREET
                         WILMINGTON, DELAWARE 19894-0001
                             TELEPHONE: 302-594-5000
                               (Agent for service)

                                 --------------

  Approximate date of commencement of proposed sales to the public: As soon as practicable after the effective date of this Registration Statement.

 All or part of the securities being registered on this Form are to be offered on a delayed or a continuous basis pursuant to Rule 415 under the
                            Securities Act of 1933.

                                 --------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
           Title of                    Amount             Proposed Maximum           Proposed Maximum               Amount of
         Securities to                  to be              Offering Price           Aggregate Offering            Registration
         be Registered              Registered(1)           per Share(2)                 Price(2)                    Fee(2)
------------------------------------------------------------------------------------------------------------------------------
Hercules Incorporated
Common Stock                       900,000 shares
$25/48 stated value                                           $ 39.50                  $ 35,550,000                 $ 10,773
==============================================================================================================================


(1) Includes, pursuant to Rule 416, an indeterminate amount of additional shares of Common Stock that may be issued if the antidilution provisions of the Plan become operative.

(2)  Computed pursuant to Rule 457(h).


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

           (1) Hercules' Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

           (2) Hercules' Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1997, and June 30, 1997; and

           (3)    Hercules' Current Report on Form 8-K dated August 1, 1997.

        All documents filed by Hercules pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

        The legality of the Common Stock offered pursuant to this Registration Statement will be passed upon for Hercules by its Vice President and General Counsel, Richard G. Dahlen. As of June 30, 1997, Mr. Dahlen owned beneficially an aggregate of 12,222 shares of restricted stock under the Hercules Incorporated Long Term Incentive Compensation Plan ("LTICP"); 102 shares of Hercules common stock under the Hercules Incorporated Savings and Investment Plan, and the right to acquire within 60 days hereof 8,400 shares under options held pursuant to the LTICP.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under the provisions of the Restated Certificate of Incorporation, each person who is or was a director or officer of Hercules shall be indemnified by Hercules as of right to the full extent permitted or authorized by the Delaware General Corporation Law.

        Under such law, to the extent that such a person is successful on the merits or otherwise in defense of any action, suit or proceeding brought against him by reason of the fact that he is a director or officer of Hercules, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

        If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Hercules, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

        If unsuccessful in defense of a suit brought by or in the right of Hercules, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Hercules, except that if such person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to Hercules, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

        In addition, Hercules has entered into separate indemnification agreements with each of its directors and with certain of its executive officers pursuant to which Hercules has agreed to indemnify, and advance expenses to, each of its directors and executive officers to the full extent provided by applicable law and the Company's By-Laws as currently in effect. More specifically, the agreements provide that directors and officers will be promptly indemnified against expenses (including judgments, fines, penalties and amounts paid in settlement) incurred in connection with their service to, or status with, the Company or any other corporation, employee benefit plan or other entity with whom such person is serving at the express written request of the Company. The agreements also set forth the procedures for determining entitlement to indemnification, the manner of the advancement of expenses, remedies of the indemnity and certain other matters of a similar nature.

        Limitation of Liability. Under provisions of the Hercules Incorporated Restated Certificate of Incorporation (the "Restated Certificate of Incorporation"), a director of Hercules shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of his fiduciary duty of care as a director to the full extent permitted by the Delaware General Corporation Law, as it may be amended from time to time.

        Insurance. Hercules also maintains insurance policies pursuant to which directors and officers are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933 (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.

        The foregoing summaries are necessarily subject to the complete text of Section 145 of the Delaware General Corporation Law that provides for indemnification of directors and officers in certain circumstances and to the Restated Certificate of Incorporation, which is included in Hercules current report on Form 8-K dated May 27, 1987, and incorporated herein by reference, and are qualified in their entirety by reference thereto.


ITEM 8.    EXHIBITS

        A complete listing of exhibits required is given in the Exhibit Index that precedes the exhibits filed with this Registration Statement.


ITEM 9.    UNDERTAKINGS

        A.        Hercules hereby undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                (i)     to include any prospectus required by
                        Section 10(a)(3) of the Securities Act;

                                (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                                (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                        Provided, however, that paragraphs A (1) (i) and A (1)
                        (ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Hercules pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. In addition, Hercules hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Hercules' annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Finally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Hercules pursuant to the foregoing provisions, or otherwise, Hercules has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Hercules of expenses incurred or paid by a director, officer or controlling person of Hercules in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Hercules will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, Hercules certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on this 15th day of October, 1997.



                                             HERCULES INCORPORATED


                                      By:    /s/ R. Keith Elliott
                                             ------------------------------
                                             R. Keith Elliott
                                             Director, Chairman of the Board
                                             and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement regarding the Hercules Incorporated Employee Stock Option Advantage Plan has been signed by the following persons in the capacities indicated on the date indicated below.

      Signature                           Capacity                              Date
      ---------                           --------                              ----
/s/ R. KEITH ELLIOTT
-----------------------            Principal Executive Officer and
R. Keith Elliott                        Director (Chairman of the Board         10/15/97
                                        and Chief Executive Officer)

/s/ GEORGE MACKENZIE
-----------------------            Principal Financial Officer
George MacKenzie                        (Senior Vice President                  10/9/97
                                        and Chief Financial Officer)

/s/ VIKRAM JOG
-----------------------            Principal Accounting Officer
Vikram Jog                              (Vice President and Controller)         10/9/97


/s/ VINCENT J. CORBO
-----------------------            Director
Vincent J. Corbo                                                                10/13/97

/s/ RICHARD M. FAIRBANKS, III
-----------------------------      Director
Richard M. Fairbanks, III                                                       10/23/97

/s/ EDITH E. HOLIDAY
-----------------------            Director
Edith E. Holiday                                                                10/23/97

/s/ ROBERT G. JAHN
-----------------------            Director
Robert G. Jahn                                                                  10/23/97

/s/ GAYNOR N. KELLEY
-----------------------            Director
Gaynor N. Kelley                                                                10/23/97

/s/ RALPH L. MACDONALD, JR.
---------------------------        Director
Ralph L. MacDonald, Jr.                                                         10/23/97

/s/ H. EUGENE MCBRAYER
-----------------------            Director
H. Eugene McBrayer                                                              10/23/97

/s/ PETER MCCAUSLAND
-----------------------            Director
Peter McCausland                                                                10/23/97

/s/ PAULA A. SNEED
-----------------------            Director
Paula A. Sneed                                                                  10/23/97

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                                 EXHIBITS
------                                 --------

  4                 The Hercules Incorporated Employee Stock Option Advantage
                    Plan


  5                 Opinion of Counsel


  23.1              Consent of Independent Accountants


  23.2              Consent of Counsel for Registrant
                    (included as part of Exhibit 5)